Exhibit 99.1

Sunworks Reports on Special Meeting of Stockholders

—Merger Proposal with Peck Company Fails to Win Stockholder Approval—

ROSEVILLE, California; November 12, 2020 - Sunworks, Inc. (Nasdaq: SUNW), a provider of solar power solutions for agriculture, commercial and industrial (ACI), public works and residential markets, today announced that the proposed merger with the Peck Company Holdings, Inc. (“Peck Company”) failed to secure stockholder approval. Sunworks had established October 9, 2020 as the record date for determining stockholders eligible to vote at the special meeting of stockholders and as of that record date, there were 16,628,992 shares of common stock outstanding and entitled to vote. At the special meeting of stockholders on November 12, 2020, only 4,362,575 votes were cast, or 26% of the total outstanding shares. This total fell short of the quorum required to vote on the proposed merger with the Peck Company. Quorum requires the presence, virtually or represented by proxy, of the holders of a majority of the voting power of the stock issued, outstanding and entitled to vote as of the record date. Therefore, the special meeting of stockholders was concluded and the merger was not approved. Following the special meeting of stockholders, pursuant to the terms of the merger agreement with the Peck Company, Sunworks notified the Peck Company of its decision to terminate the merger agreement.

Chuck Cargile, Sunworks Chairman of the Board said, “We are disappointed that the proposed merger with the Peck Company failed to gain approval from our stockholders. We believed that this merger would have been the best long-term option for Sunworks and would have provided the best outcome for stockholders. We will continue to have strategic discussions with the Peck leadership team to determine if there are other ways for us to work together to benefit from the many synergies identified in this planned business combination.”

About Sunworks, Inc.

Sunworks, Inc. (NASDAQ:SUNW) is a premier provider of high performance solar power systems. Sunworks is committed to quality business practices that exceed industry standards and uphold its ideals of ethics and safety. Sunworks continues to grow its presence, expanding nationally with regional and local offices. The Company strives to consistently deliver high quality, performance-oriented solutions for customers in a wide range of industries including agricultural, commercial and industrial, state and federal, public works, and residential. Sunworks’ diverse, seasoned workforce includes veterans who bring a sense of pride, discipline, and professionalism to their interaction with customers. Sunworks is a member of the Solar Energy Industries Association (SEIA) and is a proud advocate for the advancement of solar power. For more information, visit www.sunworksusa.com

Safe Harbor Statement

Matters discussed in this press release contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this press release, the words “anticipate,” “believe,” “estimate,” “will,” “may,” “intend,” “expect” and similar expressions identify such forward-looking statements. Forward-looking statements include all statements other than statements of historical fact contained in this press release, including statements regarding the Company’s future business relationship with the Peck Company, future sales, revenue, gross profit, gross margin, operating expenses, operating income, net income, cash balance and cash from operating activities. Actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements contained herein. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based largely on the expectations of the Company and are subject to a number of risks and uncertainties. These risks include, but are not limited to, risks and uncertainties associated with: an inability to take advantage of synergies identified with the Peck Company, the impact of economic, competitive, regulatory, environmental and other factors affecting the Company and its operations, markets and products; the impact of COVID-19 and the related federal, state and local restrictions on the Company’s operations and workforce, the impact of COVID-19 and such restrictions on our customers, and the impact of COVID-19 on the Company’s supply chain and availability of shipping and distribution; the prospects for sales, lower revenues, failure to earn profit, higher costs than expected, potential operating losses, ownership dilution, inability to repay debt, and the inability to complete projects within anticipated timeframes and costs; the impact of tariffs imposed by governmental bodies; the impact of national and local economies generally; the Company’s ability to access governmental assisted financing; and other factors detailed in reports filed by the Company. You should also review the risks described in “Risk Factors” in Part I, Item 1A of Sunworks, Inc.’s Annual Report on Form 10-K and in the other reports and documents Sunworks files with the Securities and Exchange Commission from time to time.

Any forward-looking statement made by us in this press release is based only on information currently available to us and reflects only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Investor Relations Contact:

Rob Fink

FNK IR

646.809.4048

rob@fnkir.com